Exhibit 99.1
Fortive Reports Strong First Quarter 2021 Results
Raises Full-Year 2021 Revenue and EPS Guidance
•Continued top-line improvement; total revenue up 13.6%, core revenue up 9.1%
•SaaS growth momentum driving performance of broader software offerings
•Strong core operating margin expansion (OMX) across all three segments
•Accelerating investments in data analytics and early-stage innovation projects
EVERETT, WA, April 29, 2021 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the first quarter 2021.
For the first quarter ended April 2, 2021, net earnings from continuing operations were $111.7 million. For the same period, adjusted net earnings from continuing operations were $229.1 million. Diluted net earnings per share from continuing operations for the first quarter ended April 2, 2021 were $0.28. For the same period, adjusted diluted net earnings per share from continuing operations were $0.63.
For the first quarter of 2021, revenues from continuing operations increased 13.6% year-over-year to $1.3 billion, which reflected core revenue growth of 9.1%.
James A. Lico, President and Chief Executive Officer, stated, “We are pleased with our results in the first quarter of 2021. Focused execution across the portfolio enabled us to deliver a solid start to the year as momentum improved in many of our markets. With the broad-based improvement across the portfolio, and continued strength in our SaaS offerings, we generated core revenue growth of 9.1%, which was above the high end of our guidance. Improved growth and operating margin expansion in the quarter drove a 37.0% year-over-year increase in adjusted earnings per share and strong free cash flow.”
For the second quarter of 2021, Fortive anticipates diluted net earnings per share from continuing operations to be in the range of $0.32 to $0.36 and adjusted diluted net earnings per share from continuing operations to be in the range of $0.56 to $0.60. For the full year 2021, Fortive anticipates diluted net earnings per share from continuing operations to be in the range of $1.50 to $1.60 and adjusted diluted net earnings per share from continuing operations to be in the range of $2.50 to $2.60.
Mr. Lico added, “Our first quarter results demonstrated the power of the Fortive Business System to drive improved performance across all parts of our portfolio. Looking ahead, we are accelerating our investments in key organic growth initiatives, as well as building additional capacity to drive future innovation. With strong free cash flow and significant balance sheet capacity, we are also well positioned to continue pursuing a range of attractive capital allocation priorities.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Fortive’s website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 833-900-2302 within the U.S. or by dialing 236-714-2716 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 9597737). A replay of the conference call will be available two hours after the completion of the call until Thursday, May 13, 2021. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 416-621-4642 outside the U.S. (access code 9597737) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT FORTIVE
Fortive is a provider of essential technologies for connected workflow solutions across a range of attractive end-markets. Fortive’s strategic segments - Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions - include well-known brands with leading positions in their markets. The company’s businesses design, develop, service, manufacture, and market professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. Fortive is headquartered in Everett, Washington and employs a team of more than 17,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
VONTIER SEPARATION
On October 9, 2020 (the “Distribution Date”), Fortive completed the separation of its prior Industrial Technologies segment by distributing 80.1% of the outstanding shares of Vontier Corporation (“Vontier”), the entity incorporated to hold such businesses, to Fortive stockholders (the “Separation”) on a pro rata basis.
As the Separation occurred during the fourth fiscal quarter of 2020, Fortive has classified Vontier as a discontinued operation in its financial statements for all periods.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” “free cash flow,” and “core revenue growth,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including statements regarding the impact of COVID-19 pandemic, business and acquisition opportunities, impact of acquisitions and dispositions, anticipated financial results, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. These factors include, among other things: the duration and impact of the COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, changes in trade relations with China, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to recruit and retain key employees, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to realize the intended benefits of our separation of Vontier, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of the phase out of LIBOR, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, risk related to tax treatment of our separation of Vontier, impact of our indemnification obligation to Vontier, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Griffin Whitney
Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)

($ and shares in millions, except per share amounts)	Three Months Ended
	April 2, 2021	March 27, 2020
Sales	$1,259.2	$1,108.1
Cost of sales	(547.3)	(496.1)
Gross profit	711.9	612.0
Operating costs:
Selling, general, and administrative expenses	(428.1)	(415.8)
Research and development expenses	(86.2)	(80.8)
Operating profit	197.6	115.4
Non-operating income (expense), net:
Interest expense, net	(27.7)	(38.6)
Loss on extinguishment of debt	(104.9)	—
Gain on investment in Vontier Corporation	57.0	—
Other non-operating expense, net	(3.3)	(4.5)
Earnings from continuing operations before income taxes	118.7	72.3
Income taxes	(7.0)	(17.5)
Net earnings from continuing operations	111.7	54.8
Loss from discontinued operations, net of income taxes	(1.5)	(12.9)
Net earnings	110.2	41.9
Mandatory convertible preferred dividends	(17.3)	(17.3)
Net earnings attributable to common stockholders	$92.9	$24.6

Net earnings per share from continuing operations:
Basic	$0.28	$0.11
Diluted	$0.28	$0.11
Net earnings per share from discontinued operations:
Basic	$—	$(0.04)
Diluted	$—	$(0.04)
Net earnings per share:
Basic	$0.27	$0.07
Diluted	$0.27	$0.07
Average common stock and common equivalent shares outstanding:
Basic	338.6	336.8
Diluted	341.7	340.0
This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited)

($ in millions)	Three Months Ended
	April 2, 2021	March 27, 2020
Sales:
Intelligent Operating Solutions	$510.9	$466.7
Precision Technologies	447.4	391.3
Advanced Healthcare Solutions	300.9	250.1
Total	$1,259.2	$1,108.1

Operating Profit:
Intelligent Operating Solutions	$108.1	$81.1
Precision Technologies	95.9	73.5
Advanced Healthcare Solutions	18.9	(15.8)
Other (a)	(25.3)	(23.4)
Total	$197.6	$115.4

Operating Margins:
Intelligent Operating Solutions	21.2%	17.4%
Precision Technologies	21.4%	18.8%
Advanced Healthcare Solutions	6.3%	(6.3)%
Total	15.7%	10.4%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.
This information is presented for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings from Continuing Operations and Adjusted Diluted Net Earnings per Share from Continuing Operations
We disclose the non-GAAP measures of historical adjusted net earnings from continuing operations and historical and forecasted adjusted diluted net earnings per share from continuing operations, which to the extent applicable, make the following adjustments to GAAP net earnings from continuing operations and GAAP diluted net earnings per share from continuing operations:
•Excluding on a pretax basis amortization of acquisition-related intangible assets;
•Excluding on a pretax basis acquisition and other transaction costs deemed significant (“Transaction Costs”);
•Excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions;
•Excluding on a pretax basis the effect of earnings or loss from our equity method investments;
•Excluding the pretax loss on debt extinguishment, net of non-recurring gain on our investment in Vontier common stock;
•Excluding on a pretax basis the non-cash interest expense associated with our 0.875% convertible senior notes;
•Excluding the tax effect (to the extent tax deductible) of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward;
•Excluding the non-cash discrete tax expense resulting from the Separation of Vontier; and
•Including the impact of the assumed conversion of our Mandatory Convertible Preferred Stock.
Acquisition and Divestiture Related Items
While we have a history of acquisition and divestiture activity, we do not acquire and divest of businesses and assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and related amortization term and the deferred revenue and inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, the Transaction Costs and non-recurring gain on disposition of assets are unique to each transaction, are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions. We adjust for, and identify as significant, Transaction Costs, acquisition related fair value adjustments to deferred revenue and inventory, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets and deferred revenue and inventory fair value adjustments related to past acquisitions will recur in future periods until such intangible assets and deferred revenue and inventory fair value adjustments, as applicable, have been fully amortized.
Equity Method Investments
We adjust for the effect of earnings from our equity method investments over which we do not exercise control over the operations or the resulting earnings. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings from our equity method investments will recur in future periods while we maintain such investments.
Gain on Retained Investment in Vontier and Loss on Extinguishment of Debt
On October 9, 2020, we completed the Vontier separation and retained 19.9% of the shares of Vontier common stock immediately following the Separation (“Retained Vontier Shares”). We did not retain a controlling interest in Vontier and therefore the fair value of our Retained Vontier Shares were included in our assets of continuing operations as of December 31, 2020, and subsequent fair value changes are included in our results from continuing operations for the three month period ended April 2, 2021.
On January 19, 2021, we completed the Debt-for-Equity Exchange of 33.5 million shares of common stock of Vontier, representing all of the Retained Vontier Shares, for $1.1 billion in aggregate principal amount of indebtedness of the Company held by Goldman Sachs & Co., including (i) all $400.0 million of the 364-day delayed-draw term loan due March 22, 2021 and (ii) $683.2 million of the delayed-draw term loan due May 30, 2021. The change in fair value of the Retained Vontier Shares and the resulting gain of $57.0 million was recorded in the three month period ended April 2, 2021. We recorded a loss on extinguishment of the debt included in the Debt-for-Equity Exchange of $94.4 million in the three month period ended April 2, 2021.
Additionally, on February 9, 2021 we repurchased $281 million of the Convertible Notes at fair value using the remaining cash proceeds received from Vontier in the Separation and other cash on hand. In connection with the repurchase, we recorded a loss on debt extinguishment during the three month period ended April 2, 2021 of $10.5 million.
We adjust for the non-recurring effect of the gain on our investment in the Retained Vontier Shares and the corresponding loss on debt extinguishment because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.
Mandatory Convertible Preferred Stock
In June 2018, we issued $1.38 billion in aggregate liquidation preference of shares of our 5.00% Mandatory Convertible Preferred Stock (“MCPS”). Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.00% on the liquidation preference of $1,000 per share. Unless earlier converted, each share of the MCPS will automatically convert on July 1, 2021 into between, after giving effect to prior anti-dilution adjustments, 12.8364 and 15.7246 shares of our common stock, subject to further anti-dilution adjustments. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the average volume weighted average price (“VWAP”) per share of our common stock over the 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding July 1, 2021. For the purposes of calculating adjusted earnings and adjusted earnings per share in periods when the MCPS are anti-dilutive, we have excluded the MCPS dividend and, for the purposes of adjusted earnings per share, assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of share dilution, the “MCPS Converted Shares”). We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into common stock no later than July 1, 2021. For periods where the MCPS are dilutive, no such adjustment is made, as the “if-converted” method is applied and the assumed conversion is already included.
Non-cash Interest Expense
On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”), including $187.5 million in aggregate principal amount resulting from an exercise in full of an over-allotment option. The Convertible Notes bear interest at a rate of 0.875% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2019. The Notes mature on February 15, 2022, unless earlier repurchased or converted in accordance with their terms prior to such date.
Of the proceeds received from the issuance of the Convertible Notes, $1.3 billion was classified as debt and $102.2 million was classified as equity, using an assumed effective interest rate of 3.38%. We recognize interest expense using the 3.38% assumed rate, and pay interest to holders of the notes at a coupon rate of 0.875%. We believe that adjusting for the non-cash imputed interest expense between the assumed rate and coupon rate provides additional insight into our cash interest expense.
Non-cash Discrete Tax Adjustments Resulting from the Separation of Vontier
We adjust for non-cash discrete tax expense items that resulted from the Separation of Vontier. These discrete items are non-recurring, non-cash expenses that resulted from the GAAP calculation of income taxes from continuing operations and do not reflect our current or future cash tax obligations.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our operational performance and profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Core Revenue Growth
We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition and the effect of purchase accounting adjustments, less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.
Free Cash Flow
We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for additions to property, plant, and equipment.
Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures. Such non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Adjusted Net Earnings From Continuing Operations

	Three Months Ended
($ in millions)	April 2, 2021	March 27, 2020
Net Earnings Attributable to Common Stockholders from Continuing Operations (GAAP) (a)	$94.4	$37.5
Dividends on the mandatory convertible preferred stock to apply if-converted method (a)	17.3	17.3
Net Earnings from Continuing Operations (GAAP)	$111.7	$54.8
Pretax amortization of acquisition-related intangible assets in the three months ($78 million pretax, $65 million after tax) ended April 2, 2021, and in the three months ($78 million pretax, $66 million after tax) ended March 27, 2020	77.5	78.2
Pretax acquisition and other transaction costs in the three months ($6 million pretax, $5 million after tax) ended April 2, 2021, and in the three months ($21 million pretax, $18 million after tax) ended March 27, 2020	5.8	20.7
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($6 million pretax, $5 million after tax) ended April 2, 2021, and in the three months ($14 million pretax, $12 million after tax) ended March 27, 2020	5.5	14.0
Pretax losses from equity method investments in the three months ($3 million pretax, $2 million after tax) ended April 2, 2021, and in the three months ($4 million pretax, $3 million after tax) ended March 27, 2020	2.6	3.7
Pretax loss on debt extinguishment, net of gain on Vontier common stock in the three months ($48 million pretax, $34 million after tax) ended April 2, 2021	47.9	—
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($8 million pretax, $7 million after tax) ended April 2, 2021, and in the three months ($8 million pretax, $7 million after tax) ended March 27, 2020	7.7	8.4
Tax effect of the adjustments reflected above (b)	(29.6)	(18.8)
Non-cash discrete tax expense adjustment resulting from the Separation of Vontier	—	3.8
Adjusted Net Earnings from Continuing Operations (Non-GAAP)	$229.1	$164.8

(a) The MCPS were anti-dilutive for the three months ended April 2, 2021 and March 27, 2020, and as such GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders.
(b) The dividend on the MCPS is not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, loss on extinguishment of debt, and the non-cash interest expense associated with the 0.875% convertible notes. The gain on the fair value change in Vontier common stock had no tax effect.

Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ended(a)
	April 2, 2021	March 27, 2020
Diluted Net Earnings Per Share from Continuing Operations (GAAP) (b)	$0.28	$0.11
Dividends on the mandatory convertible preferred stock to apply if-converted method (b)	0.05	0.05
Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding (b)	(0.02)	(0.01)
Pretax amortization of acquisition-related intangible assets in the three months ($78 million pretax, $65 million after tax) ended April 2, 2021, and in the three months ($78 million pretax, $66 million after tax) ended March 27, 2020	0.21	0.22
Pretax acquisition and other transaction costs in the three months ($6 million pretax, $5 million after tax) ended April 2, 2021, and in the three months ($21 million pretax, $18 million after tax) ended March 27, 2020	0.02	0.06
Pretax acquisition-related fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ($6 million pretax, $5 million after tax) ended April 2, 2021, and in the three months ($14 million pretax, $12 million after tax) ended March 27, 2020	0.02	0.04
Pretax losses from equity method investments in the three months ($3 million pretax, $2 million after tax) ended April 2, 2021, and in the three months ($4 million pretax, $3 million after tax) ended March 27, 2020	0.01	0.01
Pretax loss on debt extinguishment, net of gain on Vontier common stock in the three months ($48 million pretax, $34 million after tax) ended April 2, 2021	0.13	—
Pretax non-cash interest expense associated with our 0.875% convertible notes in the three months ($8 million pretax, $7 million after tax) ended April 2, 2021, and in the three months ($8 million pretax, $7 million after tax) ended March 27, 2020	0.02	0.02
Tax effect of the adjustments reflected above (c)	(0.08)	(0.05)
Non-cash discrete tax expense adjustment resulting from the Separation of Vontier	—	0.01
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.63	$0.46

(a) Each of the per share adjustments below was calculated assuming the MCPS Converted Shares had been outstanding. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.
(b) The MCPS were anti-dilutive for the three months ended April 2, 2021 and March 27, 2020, and as such GAAP net earnings per share was calculated using net earnings from continuing operations attributable to common stockholders.
(c) The dividend on the MCPS is not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, loss on extinguishment of debt, and the non-cash interest expense associated with the 0.875% convertible notes. The gain on the fair value change in Vontier common stock had no tax effect.

The sum of the components of adjusted diluted net earnings per share from continuing operations may not equal due to rounding.

Adjusted Diluted Shares Outstanding

	Three Months Ended
(shares in millions)	April 2, 2021	March 27, 2020
Average common diluted stock outstanding	341.7	340.0
MCPS Converted Shares (a)	20.0	18.4
Adjusted average common stock and common equivalent shares outstanding	361.7	358.4

(a) The MCPS were anti-dilutive for the three months ended April 2, 2021 and March 27, 2020. The number of MCPS Converted Shares for the three months ended April 2, 2021 assumes the conversion of all 1.38 million shares applying the “if-converted” method and using an average 20-day VWAP of $68.94 as of April 2, 2021. The 0.875% convertible notes did not have an impact on the adjusted diluted shares outstanding.

Core Revenue Growth

% Change Three Months Ended April 2, 2021 vs. Comparable 2020 Period
Total Revenue Growth (GAAP)	13.6%
Core (Non-GAAP)	9.1%
Acquisitions (Non-GAAP)	1.9%
Impact of currency translation (Non-GAAP)	2.6%

Free Cash Flow From Continuing Operations

($ in millions)	Three Months Ended
	April 2, 2021	March 27, 2020	% Change
Operating Cash Flows from Continuing Operations (GAAP)	$152.0	$121.7	24.9%
Less: purchases of property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(8.4)	(26.2)
Free Cash Flow from Continuing Operations (Non-GAAP)	$143.6	$95.5	50.4%

Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Months Ending July 2, 2021 (a)		Year Ending December 31, 2021 (a)
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations Attributable to Common Stockholders	$0.32	$0.36	$1.50	$1.60
Anticipated dividends on mandatory convertible preferred stock in the three months ending July 2, 2021 ($17 million) and year ending December 31, 2021 ($35 million)	0.05	0.05	0.10	0.10
Anticipated dilutive impact on Forecasted Diluted Net Earnings Per Share from Continuing Operations of the MCPS Converted Shares (18.7 million shares in the three months ending July 2, 2021 and 9.7 million shares in the year ending December 31, 2021)	(0.02)	(0.02)	(0.05)	(0.05)
Anticipated pretax amortization of acquisition-related intangible assets in the three months ending July 2, 2021 ($78 million pretax (or $0.21 per share), $65 million after tax (or $0.18 per share)) and year ending December 31, 2021 ($310 million pretax (or $0.86 per share), $260 million after tax (or $0.72 per share))	0.21	0.21	0.86	0.86
Anticipated pretax significant acquisition and other transaction costs in the three months ending July 2, 2021 ($4 million pretax (or $0.01 per share), $3 million after tax (or $0.01 per share)) and year ending December 31, 2021 ($15 million pretax (or $0.04 per share), $12 million after tax (or $0.03 per share))	0.01	0.01	0.04	0.04
Anticipated pretax fair value adjustments to deferred revenue and inventory related to significant acquisitions in the three months ending July 2, 2021 ($2 million pretax (or $0.00 per share), $1 million after tax (or $0.00 per share)) and year ending December 31, 2021 ($8 million pretax (or $0.02 per share), $6 million after tax (or $0.02 per share))	—	—	0.02	0.02
Anticipated pretax losses from equity method investments in the three months ending July 2, 2021 ($2 million pretax (or $0.01 per share), $2 million after tax (or $0.01 per share)) and year ending December 31, 2021 ($7 million pretax (or $0.02 per share), $6 million after tax (or $0.02 share))	0.01	0.01	0.02	0.02
Anticipated pretax non-cash interest from 0.875% convertible notes in the three months ending July 2, 2021 ($7 million pretax (or $0.02 per share), $6 million after tax (or $0.02 per share)) and the year ending December 31, 2021 ($29 million pretax (or $0.08 per share), $24 million after tax (or $0.07 per share))	0.02	0.02	0.08	0.08
Pretax loss on debt extinguishment, net of gain on Vontier common stock in the year ending December 31, 2021 ($48 million pretax (or $0.13 per share), $34 million after tax (or $0.10 per share))	—	—	0.13	0.13
Tax effect of the adjustments reflected above (b)	(0.04)	(0.04)	(0.20)	(0.20)
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations	$0.56	$0.60	$2.50	$2.60

(a) Each of the per share adjustments reflect the conversion of the MCPS on July 1, 2021.
(b) The MCPS are not tax deductible and therefore the tax effect of the adjustments includes only the amortization of acquisition-related intangible assets, acquisition and other transaction costs, acquisition-related fair value adjustments to deferred revenue and inventory, losses from equity method investments, non-cash interest from 0.875% convertible notes, and the loss on debt extinguishment. The gain on the fair value change in Vontier common stock had no tax effect.

The sum of the components of forecasted adjusted diluted net earnings per share from continuing operations may not equal due to rounding.